SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 6, 2009

CENTERSTATE BANKS OF FLORIDA, INC.

(Exact name of registrant as specified in charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 491-7750

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Appointment of Certain Officers

The Company announced today the appointment of Rodney A. Anthony to the position of Senior Vice President and Chief Operations Officer (“COO”). Mr. Anthony replaced the Company’s former COO who retired effective June 30, 2009 after a forty-two year banking career, much of it with CenterState.

Mr. Anthony joined the Company in February 2005 as IT director, a newly created position. During his four and a half years in that position he was the guiding force behind the efforts to centralize IT service and support functions, realign and renegotiate technology contracts which resulted in significant cost savings, and the migration of core processing from service bureau solutions to an in-house solution providing a low cost scalable platform positioned for growth. Prior to joining CenterState, Mr. Anthony was with RMC Industries, an international heavy building materials company where he was instrumental in the design and implementation of e-procurement, logistics and strategic sourcing services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Date: July 6, 2009

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